CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Legg Mason ETF Investment Trust of our report dated December 17, 2021, relating to the financial statements and financial highlights, which appears in Legg Mason International Low Volatility High Dividend ETF’s Annual Report on Form N-CSR for the year ended October 31, 2021. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

February 17, 2022

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Legg Mason ETF Investment Trust of our report dated December 17, 2021, relating to the financial statements and financial highlights, which appears in Legg Mason Low Volatility High Dividend ETF’s Annual Report on Form N-CSR for the year ended October 31, 2021. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

February 17, 2022